As filed with the Securities and Exchange Commission on December 23, 2013
Registration No. 333-190585
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey	04-1923360
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

550 South Caldwell Street
Charlotte, North Carolina 28202
(980) 636-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Thompson, Esq.
Senior Vice President, General Counsel and Secretary
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
(980) 636-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Bridget C. Hoffman
Taft Stettinius & Hollister LLP

425 Walnut St., Ste. 1800
Cincinnati, OH 45202
(513) 381-2838

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE[1]

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)
Preferred Stock, par value $ 0.01 per share
Common Stock, par value $ 0.01 per share
Stock Purchase Contracts
Stock Purchase Units
Warrants to Purchase Common Stock, Preferred Stock or other Securities
Subscription Rights to Purchase Common Stock or Preferred Stock
Total			$500,000,000	$68,200

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Not specified as to each class of securities to be registered pursuant to Form S-3 General Instruction II.D.

(3)
The Registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $500 million, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act. The $500 million of securities registered hereunder includes $200 million of securities registered pursuant to Registration Statement No. 333-165140 initially filed on March 2, 2010 and included herein pursuant to Rule 429 under the Securities Act, for which the filing fee of $7,300 was previously paid. Pursuant to Rule 457(p) of the Securities Act, the amount of this unused filing fee has been applied against the filing fee due in connection with this registration statement. A filing fee of $60,900 was previously paid in connection with the original filing of the registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 23, 2013
Prospectus
CHIQUITA BRANDS INTERNATIONAL, INC.
$500,000,000
DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
WARRANTS
SUBSCRIPTION RIGHTS
From time to time, we may offer, issue and sell, together or separately:

•	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured),

•	preferred stock,

•	common stock,

•	stock purchase contracts,

•	stock purchase units,

•	warrants, and

•	subscription rights,
having an aggregate initial public offering price not to exceed $500 million, or the equivalent thereof in one or more foreign currencies or composite currencies. We may offer these securities on terms and at prices to be determined at the time of sale.
We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you invest in our securities. Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “CQB.” If we decide to seek a listing of any debt securities, preferred stock, or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

1

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or other offering materials.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

You should carefully read and consider the risk factors beginning on page 2 of this prospectus, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012, the risk factors described in any applicable prospectus supplement and/or any risk factors set forth in our other filings with the Securities and Exchange Commission, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ], 2013

2

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $500 million, or the equivalent thereof in one or more foreign currencies or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus, we use the terms “Chiquita,” the “company,” “we,” “us” and “our” to refer to Chiquita Brands International, Inc. and its subsidiaries. References to “CBII” refer solely to the legal entity Chiquita Brands International, Inc.
ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.
We are a leading international marketer and distributor of nutritious, high-quality fresh and value-added food products - from energy-rich bananas, blends of convenient green salads, other fruits to healthy snacking products. We market our healthy, fresh products under the Chiquita® and Fresh Express® premium brands and other related trademarks. With annual revenues of more than $3 billion, Chiquita employs approximately 20,000 people and has operations in approximately 70 countries worldwide.
* * *
We are incorporated in the State of New Jersey. Our principal executive offices are located at 550 South Caldwell Street, Charlotte, North Carolina 28202 and our telephone number is (980) 636-5000. Our website is www.chiquita.com. The information contained on our website is not incorporated by reference in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial documents retrieval services and at the SEC’s website (www.sec.gov). You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished, unless expressly stated otherwise) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement, whether before or after it is declared effective, and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.
The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 18, 2013 and Form 10-K/A filed with the SEC on June 27, 2013;
•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the SEC on May 10, 2013, August 8, 2013 and November 7, 2013, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on December 23, 2013
•	The portions of our Definitive Proxy Statement on Schedule 14A incorporated by reference into our Annual Report for the year ended December 31, 2012, which we filed with the SEC on April 12, 2013.

•
The description of our common stock contained in our Registration Statement on Form 8-A12B/A filed on March 19, 2002, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
Attention: Investor Relations Department
Telephone: (980) 636-5000
RISK FACTORS
Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.
FORWARD LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus contain statements concerning our future results and performance and other matters that are “forward-looking” statements. These statements reflect management’s current views and estimates of future economic circumstances, industry conditions and our performance. They are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including:

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the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting us or the industry, labor relations, taxes, political instability and terrorism;

•	unusual weather events, conditions or crop risks;

•	access to, and cost of, financing, and other risks specific to the securities offered hereby as more fully described in any prospectus supplement and/or our other filings with the SEC;

•	the outcome of pending litigation and governmental investigations involving us, and the legal fees and other costs incurred in connection with such items; and

•	other factors previously disclosed in our SEC reports.
The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.
You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	the repayment or refinancing of our indebtedness; and

•	acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement or other offering materials related to that offering.
RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges (a)	1.24x	(b)	(b)	1.63x	1.71x	(b)

(a)
Earnings is the amount resulting from adding and subtracting the following items. Add the following: (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees; and (ii) fixed charges. From the total of the added items, subtract the following: (i) interest capitalized; and (ii) undistributed income (loss) of equity investees. Total fixed charges is the sum of interest expense, capitalized interest and the estimated interest component of rental expense.

(b)
For these periods, earnings were inadequate to cover fixed charges. The amount of the coverage deficiencies were: $265 million for the year ended December 31, 2012; $19 million for the year ended December 31, 2011; and $342 million for the year ended December 31, 2008.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of the debt securities. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. We will issue debt securities that will be senior debt under an indenture between us and Wells Fargo Bank, National Association, as trustee (the “senior indenture”). We will issue debt securities that will be subordinated debt under an indenture between us and Wells Fargo Bank, National Association, as the trustee (the “subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.
The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information.”
Capitalized terms used in the summary below have the meanings specified in the indentures. The definitions of capitalized terms are incorporated by reference in the following summary.
General
The senior debt securities will rank equally with all of CBII’s other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness.” For additional information, see “—Subordination” below. As of September 30, 2013, all of our $632 million aggregate principal amount of existing debt and $32 million of existing capital leases would have ranked senior to the subordinated debt securities. At that date, the $432 million debt and $32 million of capital leases of CBII’s subsidiaries would have ranked senior to the senior debt securities, and the remaining $200 million of our debt would have ranked equally with the senior debt securities. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise. We may limit the maximum total principal amount for the debt securities of any series. However, any limit may be increased by resolution of our board of directors. We will establish the terms of each series of debt securities in a supplemental indenture, board resolution or company order. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.
CBII is a holding company that conducts substantially all of its operations through its subsidiaries. Its only significant assets are the capital stock of its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, dividends or advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations. Contractual provisions, such as loan and credit agreements of its subsidiaries, or laws, as well as its subsidiaries’ financial condition and operating requirements, may limit CBII’s ability to obtain cash from its subsidiaries that it may require to pay its debt service obligations, including payments on the debt securities. In addition, holders of debt securities will be effectively subordinated to all of the liabilities of CBII’s subsidiaries with regard to the assets and earnings of CBII’s subsidiaries.
Since CBII is a holding company, the right of CBII, and hence the rights of the creditors and stockholders of CBII, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of CBII itself as a creditor of the subsidiary may be recognized. The indentures do not prohibit CBII or its subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.
Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.
We may issue debt securities from time to time in one or more series under the indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material. The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

•	the title of the debt securities;

•	designation, aggregate principal amount, denomination and currency or currency unit;

•	date of maturity;

•	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

•	whether the debt securities will be secured or unsecured;

•	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

•	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

•	interest rate or rates (or the manner of calculation thereof), if any;

•	the times at which any such interest will be payable;

•	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

•	the place or places where the principal and interest, if any, will be payable;

•	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

•
whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

•
whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the indentures, and will vote together on matters under the senior indenture;

•	if material, federal income tax consequences;

•	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “—Global Securities”;

•	applicable conversion or exchange privileges;

•	any defaults and events of defaults applicable to the debt securities to be issued;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any covenants or restrictions on us or our subsidiaries; and

•
any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.
Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable indenture. Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.
Subordination
The indebtedness represented by the subordinated debt securities is subordinated in right of payment to existing and future “Senior Indebtedness,” as described in the subordinated indenture and any accompanying prospectus supplement. The term “Senior Indebtedness” means:

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all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

•
any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

•	any deferral, renewal or extension of any of the foregoing.
“Senior Indebtedness” does not include:

•	our debt to any of our subsidiaries;

•	any series of subordinated debt securities issued under the subordinated indenture, unless otherwise specified by the terms of any such series;

•	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

•	any trade payables.
The subordinated indenture does not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities. A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.
By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.
Conversion and Exchange
The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Restrictive Covenants
We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance
At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities. To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.
The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the indenture relating to the debt securities of such series, except for

•
the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

•
our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture.
The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.
Satisfaction and Discharge
In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the indenture with respect to such series, or

•
all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures
Modifications and amendments of each indenture may be made by us and the trustee without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

•
change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected); or

•
reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable indenture or waive compliance with, or consent to certain defaults under, the provisions of such indenture.

Our board of directors does not have the power to waive any of the covenants of each indenture, including those relating to consolidation, merger or sale of assets.
Events of Default, Notice and Waiver
The following will be “Events of Default” with respect to any particular series of the debt securities:

•	default in any payment of interest on such series when due, continued for 30 days;

•	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

•
default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 90 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default we may provide for that series.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.
The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.
We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable indenture.
The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture. The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability. Each indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such indenture with the degree of care and skill such as a prudent person would exercise in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the direction of any of the holders of such debt securities unless such holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the trustee in complying with such direction.
If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.
Each indenture provides that no holder of debt securities of any series may institute any action against us under such indenture (except actions for payment of overdue principal or interest or premium, if any) unless the holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee indemnity satisfactory to it, and the trustee has not instituted such action within 60 days of such request.
Consolidation, Merger or Sale of Assets
We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:

•
the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States or other jurisdiction as disclosed in our supplemental indenture and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable indenture and the performance of every covenant of such indenture to be performed by us; and

•	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.
Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such indenture.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law
New York Law will govern the indentures and the debt securities, without regard to its conflicts of law principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).
Concerning the Trustee
Wells Fargo Bank, National Association, or Wells Fargo, is the trustee under our outstanding 4.25% Convertible Senior Notes due 2016 and our 7.875% Senior Secured Notes due 2021, and is the administrative agent and a lender under our senior secured credit facility. An affiliate of Wells Fargo is the transfer agent for our common stock. We engage in hedging transactions with Wells Fargo from time to time for both currency and fuel. In addition, affiliates of Wells Fargo provide benefit plan, cash management and custodian services to us. We and the trustee may from time to time engage in normal and customary banking transactions.
DESCRIPTION OF CAPITAL STOCK
The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our third restated certificate of incorporation, (the “Certificate of Incorporation”), our by-laws and the applicable provisions of the New Jersey Business Corporation Act. Our Certificate of Incorporation and our by-laws have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our Certificate of Incorporation and by-laws, see “Where You Can Find More Information.” We urge you to read our Certificate of Incorporation and by-laws in their entirety.
General
Our Certificate of Incorporation provides that we are authorized to issue 170 million shares of capital stock, consisting of 20 million shares of preferred stock, par value $.01 per share, and 150 million shares of common stock, par value $.01 per share.
Although our board of directors has no intention at the present time of doing so, it could issue common stock or a series of preferred stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of us and our shareholders. Our board of directors, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over the then-current market price of the stock.
Preferred Stock
The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, the applicable provisions of the New Jersey Business Corporation Act and the certificate of amendment that relates to the particular series of preferred stock, which will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of amendment, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our Certificate of Incorporation and any applicable certificate of amendment, see “Where You Can Find More Information.” We urge you to read our Certificate of Incorporation and any applicable certificate of amendment in its entirety.

General. The board of directors is authorized to establish and designate series of preferred stock and to fix the number of shares and the relative rights, preferences and limitations of the respective series of preferred stock. The terms of a particular series of preferred stock may differ, among other things, in:

•	the designation and number of shares comprising such series;

•	the dividends, if any, which shall be payable on the shares of such series and any preferences and other terms and conditions applicable thereto;

•	any rights and preferences of the holders of the shares of such series upon the liquidation, dissolution, or winding up of our affairs, or upon any distribution of our assets;

•	the full, limited or special voting rights, if any, of the shares of such series, in addition to voting rights provided by law, and the terms and conditions applicable thereto;

•
any provision with respect to the conversion of the shares of such series into, or the exchange of such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, and the terms and conditions applicable to any such conversion or exchange;

•	any provision with respect to the redemption, purchase, or retirement of such shares and the terms and conditions applicable thereto;

•	any provision with respect to the issuance of additional shares of such series or of any other class or series on a parity with or superior to the shares of such series; and

•
any other relative, participating, optional or special powers, preferences, or rights of, and any other qualifications, limitations, or restrictions with respect to, the shares of such series as the board of directors may deem advisable.

Unless otherwise specifically set forth in the certificate of amendment, and summarized in the prospectus supplement, relating to a series of preferred stock, all shares of preferred stock will be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock will share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.
Since we are a holding company, our right, and hence the right of our creditors and shareholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of our subsidiaries, except to the extent that our claims as a creditor of the subsidiary may be recognized.
Dividend Rights. Except as may be set forth in the certificate of amendment, and summarized in the prospectus supplement relating to a series of preferred stock, the holders of preferred stock will be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the certificate of amendment, and summarized in the prospectus supplement relating to a particular series of preferred stock, and no more, payable quarterly. Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends payable on the preferred stock for any period less than a full quarter will be computed on the basis of the actual number of days elapsed over a 360 day year and for a period of a full calendar quarter, will be computed on the basis of a 360 day year consisting of twelve 30 day months. Except as may be set forth in the prospectus supplement relating to a series of preferred stock, such dividends will be payable from, and will be cumulative from, the date of original issue of each share, so that, if in any quarterly dividend period (being the period between such dividend payment dates), dividends at the rate or rates as set forth in the certificate of amendment, and summarized in the prospectus supplement, relating to such series of preferred stock have not been declared and paid or set apart for payment on all outstanding shares of preferred stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency will be declared and fully paid or set apart for payment, but without interest, before any dividends are declared or paid or set apart for payment on our common stock by us. After payment in full of all dividend arrearages on the preferred stock, dividends on our common stock may be declared and paid out of funds legally available for that purpose as our board of directors may determine.

Redemption. We will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of amendment, and summarized in the prospectus supplement, relating to a series of preferred stock.
Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, as may be set forth in the certificate of amendment, and summarized in the prospectus supplement, relating to a series of preferred stock. Any mandatory conversion feature will be summarized in the prospectus supplement relating to a series of preferred stock.
Voting Rights. All shares of preferred stock of any class or series will have the right to vote with the common stock as a single class on all matters upon which holders of common stock are entitled to vote and such voting rights as required by applicable law and as may be set forth in the certificate of amendment, and summarized in the prospectus supplement relating to a series of preferred stock, but the number of votes per share of preferred stock of any class or series shall be as stated in the resolution or resolutions of the board of directors determining the relative rights, preferences and limitations of such class or series of preferred stock.
No holder of preferred stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the preferred stock, or to any securities, rights or obligations convertible (directly or indirectly) into any class or series of stock whether now or hereafter.
Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the certificate of amendment and summarized in the prospectus supplement relating to a series of preferred stock.
Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of amendment and summarized in the prospectus supplement. Unless otherwise set forth in the certificate of amendment and summarized in the prospectus supplement, the holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of amendment setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.
Common Stock
The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, our by-laws and the applicable provisions of the New Jersey Business Corporation Act.
Voting Rights. Except as otherwise provided by the New Jersey Business Corporation Act or our Certificate of Incorporation, and subject to the rights of holders of any outstanding shares of preferred stock, each holder of common stock has one vote for each share held on all matters submitted to a vote of shareholders, including elections of directors. The common stock does not have cumulative voting rights.
Generally, a majority of the votes cast at a meeting of shareholders by holders of shares entitled to vote on the proposal is required for shareholder action. However, our Certificate of Incorporation provides that the vote of at least two-thirds of the combined voting power of all outstanding shares eligible to vote in the election of directors is required to amend the provisions of the Certificate of Incorporation relating to limitations on liability and indemnification (Article Nine) in any manner adverse to those indemnified or to amend Article Eleven which imposes this vote requirement.

Dividends and Liquidation Rights. Except as otherwise provided by the New Jersey Business Corporation Act or our Certificate of Incorporation, and subject to all rights and preferences of holders of any outstanding shares of preferred stock, holders of common stock share ratably in all dividends and distributions, as may be declared from time to time by our board of directors from funds available therefor, whether upon liquidation or dissolution or otherwise.
Miscellaneous. The outstanding shares of common stock are, and any shares of common stock offered hereby upon issuance and payment therefor will be, fully paid and nonassessable. The common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of Chiquita. Shares of common stock are not subject to calls or assessments. No personal liability will attach to holders under the New Jersey law.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “CQB.”
The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services.
Anti-Takeover Considerations
The New Jersey Business Corporation Act, our Certificate of Incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.
Extraordinary Corporate Transactions
Under the New Jersey Business Corporation Act, the consummation of a merger or consolidation by a New Jersey corporation requires the approval of such corporation’s board of directors and, generally, the affirmative vote of a majority of the votes cast by each of the holders of shares of the corporation entitled to vote thereon and any class or series entitled to vote thereon as a class. Similarly, a sale of all or substantially all of a corporation’s assets other than in the ordinary course of business, requires the approval of such corporation’s board of directors and the affirmative vote of a majority of the votes cast by each of the holders of shares of the corporation entitled to vote thereon and any class or series entitled to vote thereon as a class.
State Takeover Legislation
Subject to numerous qualifications and exceptions, New Jersey law prohibits an interested shareholder of a corporation from effecting a business combination with the corporation for a period of five years following the interested stockholder’s stock acquisition date, unless the corporation’s board approved the combination prior to the shareholder becoming an interested shareholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested shareholder of that corporation unless the combination is approved by the board prior to the interested shareholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested shareholder, or the combination meets minimum financial terms specified by the statute.
An “interested shareholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five-year period has at any time owned 10% or more of the voting power. The term “business combination” is defined broadly to include, among other things:

•
the merger or consolidation of the corporation with the interested shareholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareholder,

•
the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested shareholder or any affiliate or associate of the interested shareholder having an aggregate market value of 10% or more of the corporation’s assets or outstanding stock, or

•
the issuance or transfer to an interested shareholder or any affiliate or associate of the interested shareholder of stock of the corporation equal to 5% or more of the aggregate market value of the stock of the corporation.

The New Jersey statute generally applies to corporations that are organized under New Jersey law and have a class of stock registered or traded on a national securities exchange or registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934. A corporation may opt out of the coverage of the statute, but we have not elected to do so.
Rights of Dissenting Shareholders
New Jersey law does not afford dissenting or appraisal rights in a merger transaction to (i) holders of shares that are either listed on a national securities exchange or held of record by not less than 1,000 shareholders or (ii) holders that receive cash or securities which, upon consummation of the merger, will be listed on a national securities exchange or held of record by not less than 1,000 shareholders. In addition, New Jersey law denies appraisal rights to shareholders of the surviving corporation in a merger if the surviving corporation’s shareholders weren’t required to approve the merger.
Shareholder Action
Our Certificate of Incorporation provides that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders and may not be effected in lieu thereof by any consent in writing by less than all of the shareholders.
Meetings of Shareholders
Our Certificate of Incorporation provides that special meetings of the shareholders may be called at any time only by (i) the board of directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or (ii) our president or chief executive officer.
Cumulative Voting
New Jersey law permits shareholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s Certificate of Incorporation. Our Certificate of Incorporation does not authorize cumulative voting.
Removal of Directors
New Jersey law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or, unless otherwise provided in the Certificate of Incorporation, without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our Certificate of Incorporation provides that any or all of the directors may be removed, only for cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.
Vacancies
New Jersey law provides that vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, unless the Certificate of Incorporation or bylaws provide otherwise.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
         We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our preferred stock or common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of preferred stock or common stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; and/or (b) debt securities or debt obligations, that would secure the holders’ obligations to purchase or to sell, as the case may be, preferred stock or common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit, and will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts and stock purchase units.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions;

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or other offering materials, as the case may be.
Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers
We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio and/or McCarter & English, LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Chiquita Brands International, Inc.’s Current Report on Form 8-K dated December 23, 2013 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of the Company’s Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Chiquita Brands International, Inc. for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (except the SEC Registration Fee) are estimated to be as follows:

Amount to be paid
SEC Registration Fee		$68,200	*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing expenses		**
Trustees’ Fees and Expenses		**
Rating Agency Fees		**
Miscellaneous expenses		**

Total	$	**

*	The Registrant has applied a credit for unused filing fees to cover a portion of the filing fee due in connection with this registration statement.
**
These fees and expenses are based on the number and type of issuances and the amount of securities offered, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15. Indemnification of Directors and Officers.
The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the director or officer of an improper personal benefit.
Article Nine of CBII’s Certificate of Incorporation provides directors and officers with the right to indemnification and advancement of expenses to the fullest extent not prohibited by the New Jersey Business

Corporation Act. CBII’s directors and officers are indemnified generally against expenses and liabilities incurred in connection with any proceedings, including proceedings by or on behalf of CBII, relating to their service to or at the request of CBII. However, no indemnification may be made if a final adjudication establishes that a person’s acts or omissions (a) breached the person’s duty of loyalty to CBII or its shareholders, (b) were not in good faith or involved a knowing violation of the law, or (c) resulted in receipt by the person of an improper personal benefit. Article Nine of the Certificate of Incorporation also limits the liability of CBII’s directors and officers, to the fullest extent permitted by the New Jersey Business Corporation Act, to CBII or its shareholders for monetary damages for breach of any duty, except in the situations set forth in (a) through (c) in the paragraph above.
In addition, the registrant has obtained liability insurance coverage for its directors and officers, which insures against liabilities that directors and officers may incur while acting in such capacities. These policies contain certain exclusions.

Item 16. Exhibits.
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 23rd day of December, 2013.

CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/s/ Rick P. Frier
Name: Rick P. Frier
Title: Chief Financial Officer
SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

*	Chief Executive Officer and Director(Principal Executive Officer)	December 23, 2013
Edward F. Lonergan

/s/ Rick P. Frier	Senior Vice President and Chief Financial Officer(Principal Financial Officer)	December 23, 2013
Rick P. Frier

*	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 23, 2013
Joseph B. Johnson

*	Chairwoman of the Board	December 23, 2013
Kerrii B. Anderson

*	Director	December 23, 2013
Howard W. Barker, Jr.

*	Director	December 23, 2013
Dr. Clare M. Hasler-Lewis

*	Director	December 23, 2013
Craig E . Huss

*	Director	December 23, 2013
Jeffrey N. Simmons

*	Director	December 23, 2013
Steven P. Stanbrook

*
Ronald V. Waters III	Director	December 23, 2013

/s/ Rick P. Frier
By: Rick P. Frier, Attorney in fact		December 23, 2013

EXHIBIT INDEX

Exhibit Number	Description of Documents	Notes

1.1	Form of Underwriting Agreement for debt securities, preferred stock, common stock, stock purchase contracts, stock purchase units, warrants and subscription rights	*

4.1	Form of Indenture between the Registrant and Wells Fargo Bank, National Association, as Trustee (the “Senior Indenture”).	***

4.2	Form of Senior Debt Securities (included in Exhibit 4.1)	***

4.3	Form of Subordinated Indenture between the Registrant and Wells Fargo Bank, National Association, as Trustee (the “Subordinated Indenture”)	***

4.4	Form of Subordinated Debt Securities (included in Exhibit 4.3)	***

4.5	Certificate of Amendment relating to preferred stock	*

4.6	Warrant Agreement (including form of Warrant Certificate)	*

4.7	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units	*

4.8	Subscription Rights Agreement (including form of Subscription Rights Certificate)	*

5.1	Opinion of Taft Stettinius & Hollister LLP	**

5.2	Opinion of McCarter & English, LLP	**

12.1	Statement regarding computation of ratio of earnings to fixed charges	**

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	**

23.2	Consent of PricewaterhouseCoopers Audit SA, Independent Accountants, relating to financial statements of Danone Chiquita Fruits SAS	**

23.3	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)	**

23.4	Consent of McCarter & English, LLP (included in Exhibit 5.2)	**

24.1	Power of Attorney (included on signature page)	***

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, under the Senior Indenture	***

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, under the Subordinated Indenture	***

*	To be filed as an exhibit to a Current Report of the Registrant on a Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	Filed with original registration statement filed August 12, 2013